UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2012

CORNERWORLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-128614	98-0441869
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13010 Preston Road, Suite 100

Dallas, Texas 75240

(Address of principal executive offices) (zip code)

(888) 837-3910

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On February 3, 2012, CornerWorld Corporation (the “Company”) entered into amendments (collectively, the “Note Amendments”) to certain of its promissory notes issued in 2008, 2009 and 2011 to the various holders thereof.  The Note Amendments are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 and incorporated by reference herein.  The Note Amendments revise the repayment schedules of the promissory notes such that monthly principal payments under the promissory notes are deferred by six months with the exception of Exhibit 10.6 whose payment schedule is deferred by two months.  The Note Amendments also provide that interest payments on the promissory notes can either be cash settled at the end of each month or accrued and paid at a date of the Company’s choosing; interest would accrue on any interest payment that the Company chose to defer.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment No. 3 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and IU Holdings, LP
10.2	Amendment No. 5 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and IU Investments, LLC
10.3	Amendment No. 4 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Internet University, Inc.
10.4	Amendment No. 4 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Marc Blumberg
10.5	Amendment No. 4 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Marc Pickren
10.6	Amendment No. 2 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Internet University, Inc.
10.7	Amendment No. 2 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Scott Beck
10.8	Amendment No. 2 to Promissory Note dated as of February 3, 2012 between CornerWorld Corporation and Kelly Larabee Morlan

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CornerWorld Corporation

Dated: February 7, 2012	By:	/s/ V. Chase McCrea III V. Chase McCrea III Chief Financial Officer